Oppenheimer Real Estate Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 18 (08-27-12) to the Registration Statement of Oppenheimer Real Estate Fund (the "Registrant"), Accession Number 0000728889-12-001434, which includes Amendment No. 2 to the Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.